Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Common Shares beneficially owned by each of them of Freescale Semiconductor Holdings I, Ltd. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 14th day of February, 2012.

Carlyle Offshore Partners II Holdings, Ltd.

by:	/s/ Jeremy W. Anderson, attorney-in-fact
Name:	David M. Rubenstein
Title:	Director

Carlyle Offshore Partners II, Ltd.
by: Carlyle Offshore Partners II Holdings, Ltd., its sole shareholder

by:	/s/ Jeremy W. Anderson, attorney-in-fact
Name:	David M. Rubenstein
Title:	Director

DBD Cayman Holdings, Ltd.

by:	/s/ Jeremy W. Anderson, attorney-in-fact
Name:	David M. Rubenstein
Title:	Ordinary Member

DBD Cayman, Ltd.
by: DBD Cayman Holdings, Ltd., its sole shareholder

by:	/s/ Jeremy W. Anderson, attorney-in-fact
Name:	David M. Rubenstein
Title:	Ordinary Member

TCG Holdings Cayman II, L.P.
by: DBD Cayman, Ltd., its general partner
by: DBD Cayman Holdings, Ltd., its sole shareholder

by:	/s/ Jeremy W. Anderson, attorney-in-fact
Name:	David M. Rubenstein
Title:	Ordinary Member

TC Group Cayman Investment Holdings, L.P.
by: TCG Holdings Cayman II, L.P., its general partner
by: DBD Cayman, Ltd., its general partner
by: DBD Cayman Holdings, Ltd., its sole shareholder

by:	/s/ Jeremy W. Anderson, attorney-in-fact
Name:	David M. Rubenstein
Title:	Ordinary Member